UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2022

E.MERGE TECHNOLOGY ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39416	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 Ramona St.

Palo Alto, California 94301

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (619) 736-6855

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value per share, and one-third of one Redeemable Warrant	ETACU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	ETAC	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	ETACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 28, 2022, E.Merge Technology Acquisition Corp. (the “Company”) issued a promissory note (the “Note”) in the principal amount of up to $3,441,688 to E.Merge Technology Sponsor LLC (the “Sponsor”), pursuant to which the Sponsor agreed to loan the Company up to $3,441,688, in connection with the extension of the Company’s time to consummate a business combination from August 4, 2022 to November 4, 2022.

On July 1, 2022, the Company deposited $1,147,229.30 of such funds into the Company’s trust account (the “Trust Account”), which amount will be included in the pro rata amount distributed to (i) all of the holders of the Class A common stock sold in the Company’s initial public offering (“Public Shares”) upon the Company’s liquidation or (ii) holders of Public Shares who elect to have their shares redeemed in connection with the consummation of the Company’s initial business combination.

The Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of the Company’s initial business combination, or (b) the date of the liquidation of the Company.

The foregoing description is qualified in its entirety by reference to the Note, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 5, 2022, the Company filed an amendment to the Company’s Amended and Restated Certificate of Incorporate with the Secretary of the State of Delaware (the “Extension Amendment”). The Extension Amendment extends the date by which the Company must consummate its initial business combination from August 4, 2022 to November 4, 2022.

Pursuant to the Extension Amendment, on July 1, 2022, the Sponsor deposited $1,147,229.30 (or $0.035 per Public Share that was not redeemed in connection with the Meeting (as defined below)) into the Company’s Trust Account and thereby extended the period the Company has to complete an initial business combination from August 4, 2022 to September 4, 2022. In order to further extend the period the Company has to complete an initial business combination from September 4, 2022, an additional $1,147,229.30 (or $0.035 per Public Share that was not redeemed in connection with the Meeting) will be deposited into the Company’s Trust Account for each month.

The Sponsor or its designees will have the sole discretion whether to continue extending for additional calendar months until November 4, 2022 and if the Sponsor determines not to continue extending for additional calendar months, no additional funds will be deposited into the Trust Account.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 28, 2022, the Company held a special meeting of shareholders (the “Meeting”). At the Meeting, the Company’s shareholders approved the Extension Amendment extending the date by which the Company must consummate its initial business combination from August 4, 2022 to November 4, 2022 (the “Extension Amendment Proposal”).

The final voting results for the Extension Amendment Proposal were as follows:

For	Against	Abstain	Broker Non-Votes
56,250,604	160,176	82	0

Shareholders holding 27,222,020 Public Shares exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, $272,521,093.72 (approximately $10.01 per share) will be removed from the Company’s Trust Account to pay such holders.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description of Exhibits

3.1	Amendment to the Certificate of Incorporation of the Company.

10.1	Promissory Note issued to the Sponsor.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E.Merge Technology Acquisition Corp.

Dated: July 5, 2022	By:	/s/ Jeff Clarke
		Name:	Jeff Clarke
		Title:	Co-Chief Executive Officer and Chief Financial Officer

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